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                                                                    EXHIBIT 3(C)


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE B. F. GOODRICH COMPANY

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW



                                        FILED BY:

                                        KENNETH L. WAGNER
                                        SENIOR COUNSEL AND ASSISTANT SECRETARY
                                        THE B. F. GOODRICH COMPANY
                                        FOUR COLISEUM CENTRE
                                        2730 WEST TYVOLA ROAD
                                        CHARLOTTE, NORTH CAROLINA  28217


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE B. F. GOODRICH COMPANY

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW


         We, the undersigned, David L. Burner and Kenneth L. Wagner, being respectively Chairman and Chief Executive Officer and Assistant Secretary of The
B. F. Goodrich Company, do hereby certify as follows:

         1. The name of the Corporation is The B. F. Goodrich Company.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on May 2, 1912.

         3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to modify Article FIRST to change the Corporation's name to Goodrich Corporation.

         4. To accomplish the foregoing, Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                FIRST - The name of the corporation shall be Goodrich Corporation, hereinafter referred to as the "Company".

         5. The foregoing amendment to the Certificate of Incorporation of the Corporation was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on February 19, 2001 and by a vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock at a meeting duly called and held, a quorum being present, on April 17, 2001.


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      IN WITNESS WHEREOF, the undersigned have executed and signed their names and affirm under the penalties of perjury that the statements made herein are true this 1st day of June, 2001.

                                                 THE B. F. GOODRICH COMPANY


                                                   /s/ David L. Burner

                                                       David L. Burner
                                            Chairman and Chief Executive Officer


                                                   /s/ Kenneth L. Wagner

                                                     Kenneth L. Wagner
                                                     Assistant Secretary



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